                                                                 EXHIBIT d(4)(b)



                                 AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of _________________, 2000, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add five new portfolios, the AIM European Small Company Fund, the AIM International Emerging Growth Fund, the AIM New Technology Fund, the AIM Small Cap Equity Fund and the AIM Value II Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                       EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                       ------------------------------------
AIM Balanced Fund                                              June 1, 2000

AIM Global Utilities Fund                                      June 1, 2000

AIM Select Growth Fund                                         June 1, 2000

AIM Value Fund                                                 June 1, 2000

AIM European Small Company Fund                              August ___, 2000

AIM International Emerging Growth Fund                       August ___, 2000

AIM New Technology Fund                                      August ___, 2000

AIM Small Cap Equity Fund                                    August ___, 2000

AIM Value II Fund                                            August ___, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM BALANCED FUND


NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $150 million.................................................   0.75%
Over $150 million..................................................   0.50%


                            AIM GLOBAL UTILITIES FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $200 million.................................................   0.60%
Next $300 million..................................................   0.50%
Next $500 million..................................................   0.40%
Amount over $1 billion.............................................   0.30%


                             AIM SELECT GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $150 million.................................................   0.80%
Over $150 million..................................................   0.625%


                                 AIM VALUE FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $150 million.................................................   0.80%
Over $150 million..................................................   0.625%


                         AIM EUROPEAN SMALL COMPANY FUND
                     AIM INTERNATIONAL EMERGING GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
All Assets.........................................................   0.95%

                             AIM NEW TECHNOLOGY FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
All Assets.........................................................   1.00%


                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
All Assets.........................................................   0.85%


                                AIM VALUE II FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
All Assets.........................................................   0.75%"



         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                 AIM FUNDS GROUP


Attest::                                         By:
          -------------------------------           ----------------------------
               Assistant Secretary                    Senior Vice President


(SEAL)

                                                 A I M ADVISORS, INC.


Attest:                                          By:
          -------------------------------           ----------------------------
               Assistant Secretary                    Senior Vice President


(SEAL)


                                       3